Exhibit 3.1

EXEMPTED Company Registered and filed as No. 396202 On 14-Dec-2022

Acting Assistant Registrar

Articles of Association of

Veg House Holdings Inc.

Grand Cayman

Cayman Islands

conyers.com

 Auth Code: J45132374982

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Veg House Holdings Inc.

EXEMPTED Company Registered and
filed as No. 396202 On 14-Dec-2022

Acting Assistant Registrar

TABLE OF CONTENTS

INTERPRETATION

1.	Definitions

SHARES

2.	Power to Issue Shares

3.	Redemption, Purchase, Surrender and Treasury Shares

4.	Rights Attaching to Shares

5.	Calls on Shares

6.	Joint and Several Liability to Pay Calls

7.	Forfeiture of Shares

8.	Share Certificates

9.	Fractional Shares

REGISTRATION OF SHARES

10.	Register of Members

11.	Registered Holder Absolute Owner

12.	Transfer of Registered Shares

13.	Transmission of Registered Shares

14.	Listed Shares

ALTERATION OF SHARE CAPITAL

15.	Power to Alter Capital

16.	Variation of Rights Attaching to Shares

DIVIDENDS AND CAPITALISATION

17.	Dividends

18.	Power to Set Aside Profits

19.	Method of Payment

20.	Capitalisation

MEETINGS OF MEMBERS

21.	Annual General Meetings

22.	Extraordinary General Meetings

23.	Requisitioned General Meetings

24.	Notice

25.	Giving Notice and Access

26.	Postponement of General Meeting

27.	Electronic Participation in Meetings

 Auth Code: J45132374982

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Veg House Holdings Inc.

EXEMPTED Company Registered and
filed as No. 396202 On 14-Dec-2022

Acting Assistant Registrar

28.	Quorum at General Meetings

29.	Chairman to Preside

30.	Voting on Resolutions

31.	Power to Demand a Vote on a Poll

32.	Voting by Joint Holders of Shares

33.	Instrument of Proxy

34.	Representation of Corporate Member

35.	Adjournment of General Meeting

36.	Written Resolutions

37.	Directors Attendance at General Meetings

DIRECTORS AND OFFICERS

38.	Election of Directors

39.	Number of Directors

40.	Term of Office of Directors

41.	Alternate Directors

42.	Removal of Directors

43.	Vacancy in the Office of Director

44.	Remuneration of Directors

45.	Defect in Appointment

46.	Directors to Manage Business

47.	Powers of the Board of Directors

48.	Register of Directors and Officers

49.	Officers

50.	Appointment of Officers

51.	Duties of Officers

52.	Remuneration of Officers

53.	Conflicts of Interest

54.	Indemnification and Exculpation of Directors and Officers

MEETINGS OF THE BOARD OF DIRECTORS

55.	Board Meetings

56.	Notice of Board Meetings

57.	Electronic Participation in Meetings

58.	Representation of Director

59.	Quorum at Board Meetings

60.	Board to Continue in the Event of Vacancy

61.	Chairman to Preside

 Auth Code: J45132374982

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Veg House Holdings Inc.

EXEMPTED Company Registered and
filed as No. 396202 On 14-Dec-2022

Acting Assistant Registrar

62.	Written Resolutions

63.	Validity of Prior Acts of the Board

CORPORATE RECORDS

64.	Minutes

65.	Register of Mortgages and Charges

66.	Form and Use of Seal

ACCOUNTS

67.	Books of Account

68.	Financial Year End

AUDITS

69.	Audit

70.	Appointment of Auditors

71.	Remuneration of Auditors

72.	Duties of Auditor

73.	Access to Records

VOLUNTARY WINDING-UP AND DISSOLUTION

74.	Winding-Up

CHANGES TO CONSTITUTION

75.	Changes to Articles

76.	Changes to the Memorandum of Association

77.	Discontinuance

 Auth Code: J45132374982

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EXEMPTED Company Registered and
filed as No. 396202 On 14-Dec-2022

Acting Assistant Registrar

Veg House Holdings Inc.

THE COMPANIES ACT (REVISED)

EXEMPTED COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

Veg House Holdings Inc.

Table A

The regulations in Table A in the First Schedule to the Act (as defined below) do not apply to the Company.

INTERPRETATION

1.	DEFINITIONS

1.1.	In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act of the Cayman Islands;

Alternate Director	an alternate director appointed in accordance with these Articles;

Articles	these Articles of Association as altered from time to time;

Auditor	the person or firm for the time being appointed as Auditor of the Company and shall include an individual or partnership;

Board	the board of directors (including, for the avoidance of doubt, a sole director) appointed or elected pursuant to these Articles and acting at a meeting of directors at which there is a quorum or by written resolution in accordance with these Articles;

 Auth Code: J45132374982

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EXEMPTED Company Registered and
filed as No. 396202 On 14-Dec-2022

Acting Assistant Registrar

Veg House Holdings Inc.

Company	the company for which these Articles are approved and confirmed;

Director	a director, including a sole director, for the time being of the Company and shall include an Alternate Director;

Member	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

month	calendar month;

notice	written notice as further provided in these Articles unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

ordinary resolution	a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of shares) of the Company by a simple majority of the votes cast, or a written resolution passed by the unanimous consent of all Members entitled to vote;

paid-up	paid-up or credited as paid-up;

Register of Directors and Officers	the register of directors and officers referred to in these Articles;

 Auth Code: J45132374982

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EXEMPTED Company Registered and
filed as No. 396202 On 14-Dec-2022

Acting Assistant Registrar

Veg House Holdings Inc.

Register of Members	the register of members maintained by the Company in accordance with the Act;

Seal	the common seal or any official or duplicate seal of the Company;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

share	includes a fraction of a share;

Special Resolution	(i)	a resolution passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or by proxy at a general meeting of which notice specifying the intention to propose a resolution as a special resolution has been duly given (and for the avoidance of doubt, unanimity qualifies as a majority); or

(ii)	a written resolution passed by unanimous consent of all Members entitled to vote;

written resolution	a resolution passed in accordance with Article 36 or 62; and

year	calendar year.

1.2.	In these Articles, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

 Auth Code: J45132374982

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EXEMPTED Company Registered and
filed as No. 396202 On 14-Dec-2022

Acting Assistant Registrar

Veg House Holdings Inc.

(d)	the words:-

(i)	"may" shall be construed as permissive; and

(ii)	"shall" shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re- enactment thereof;

(f)	the word "corporation" means corporation whether or not a company within the meaning of the Act; and

(g)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Articles.

1.3.	In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4.	Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	POWER TO ISSUE SHARES

Subject to these Articles and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, provided that no share shall be issued at a discount except in accordance with the Act.

Auth Code: J45132374982

www.verify.gov.ky

EXEMPTED Company Registered and
filed as No. 396202 On 14-Dec-2022

Acting Assistant Registrar

Veg House Holdings Inc.

3.	REDEMPTION, PURCHASE, SURRENDER AND TREASURY SHARES

3.1.	Subject to the Act, the Company is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member and may make payments in respect of such redemption in accordance with the Act.

3.2.	The Company is authorised to purchase any share in the Company (including a redeemable share) by agreement with the holder and may make payments in respect of such purchase in accordance with the Act.

3.3.	The Company authorises the Board to determine the manner or any of the terms of any redemption or purchase.

3.4.	A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Board, after due enquiry, estimates to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty day deposits in the same currency.

3.5.	The Company authorises the Board pursuant to section 37(5) of the Act to make a payment in respect of the redemption or purchase of its own shares otherwise than out of its profits, share premium account, or the proceeds of a fresh issue of shares.

3.6.	No share may be redeemed or purchased unless it is fully paid-up.

3.7.	The Company may accept the surrender for no consideration of any fully paid share (including a redeemable share) unless, as a result of the surrender, there would no longer be any issued shares of the company other than shares held as treasury shares.

3.8.	The Company is authorised to hold treasury shares in accordance with the Act.

3.9.	The Board may designate as treasury shares any of its shares that it purchases or redeems, or any shares surrendered to it, in accordance with the Act.

3.10.	Shares held by the Company as treasury shares shall continue to be classified as treasury shares until such shares are either cancelled or transferred in accordance with the Act.

Auth Code: J45132374982

www.verify.gov.ky

EXEMPTED Company Registered and
filed as No. 396202 On 14-Dec-2022

Acting Assistant Registrar

Veg House Holdings Inc.

4.	RIGHTS ATTACHING TO SHARES

Subject to Article 2, the Memorandum of Association and any resolution of the Members to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, the share capital of the Company shall be divided into shares of a single class the holders of which shall, subject to these Articles:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

5.	CALLS ON SHARES

5.1.	The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2.	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

5.3.	The terms of any issue of shares may include different provisions with respect to different Members in the amounts and times of payments of calls on their shares.

6.	JOINT AND SEVERAL LIABILITY TO PAY CALLS

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

Auth Code: J45132374982

www.verify.gov.ky

EXEMPTED Company Registered and
filed as No. 396202 On 14-Dec-2022

Acting Assistant Registrar

Veg House Holdings Inc.

7.	FORFEITURE OF SHARES

7.1.	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

[Name of Company] (the "Company")

You have failed to pay the call of [amount of call] made on [date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on [date], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [date]

[Signature of Secretary] By Order of the Board

7.2.	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Articles and the Act.

7.3.	A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

Auth Code: J45132374982

www.verify.gov.ky

EXEMPTED Company Registered and
filed as No. 396202 On 14-Dec-2022

Acting Assistant Registrar

Veg House Holdings Inc.

7.4.	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.	SHARE CERTIFICATES

8.1.	Every Member shall be entitled to a certificate under the common seal (if any) or a facsimile thereof of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2.	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

8.3.	Share certificates may not be issued in bearer form.

9.	FRACTIONAL SHARES

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

10.	REGISTER OF MEMBERS

10.1.	The Board shall cause to be kept in one or more books a Register of Members which may be kept in or outside the Cayman Islands at such place as the Board shall appoint and shall enter therein the following particulars:

Auth Code: J45132374982

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EXEMPTED Company Registered and
filed as No. 396202 On 14-Dec-2022

Acting Assistant Registrar

Veg House Holdings Inc.

(a)	the name and address of each Member, the number, and (where appropriate) the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

(b)	whether the shares held by a Member carry voting rights under the Articles and, if so, whether such voting rights are conditional;

(c)	the date on which each person was entered in the Register of Members; and

(d)	the date on which any person ceased to be a Member.

10.2.	The Board may cause to be kept in any country or territory one or more branch registers of such category or categories of members as the Board may determine from time to time and any branch register shall be deemed to be part of the Company's Register of Members.

10.3.	Any register maintained by the Company in respect of listed shares may be kept by recording the particulars set out in Article 10.1 in a form otherwise than legible if such recording otherwise complies with the laws applicable to and the rules and regulations of the relevant approved stock exchange.

11.	REGISTERED HOLDER ABSOLUTE OWNER

11.1.	The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

11.2.	No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder's request entered in the Register of Members or on a share certificate in respect of a share, then, except as aforesaid:

(a)	such notice shall be deemed to be solely for the holder's convenience;

(b)	the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

Auth Code: J45132374982

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